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Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (File No. 333-12221 and File No. 333-68531)of The Boston Beer Company, Inc. (the "Company") on Form S-8 of our report dated February 10, 2003, relating to the consolidated financial statements of the Company as of and for the year ended December 28, 2002 appearing in the Annual Report on Form 10-K of the Company for the year ended December 28, 2002.

Boston, Massachusetts
March 27, 2003

                                                     /s/ DELOITTE & TOUCHE LLP